Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS SECOND QUARTER RESULTS

HAMILTON, Bermuda (August 7, 2020) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,021 and adjusted book value per share of $1,022 as of June 30, 2020. Book value per share and adjusted book value per share both increased approximately 4% in the second quarter of 2020. Book value per share decreased 0.2% and adjusted book value per share increased 0.4% in the first six months of 2020, including dividends.

Manning Rountree, CEO, commented, “We had a good second quarter. ABVPS increased 4% to $1,022, driven primarily by a 6.5% return on our investment portfolio. BAM wrote $43 million of direct premiums and member surplus contributions, its biggest quarter ever, driven by robust demand for insurance and higher pricing. NSM saw 2% organic growth in controlled premiums, quarter over quarter, and closed the Kingsbridge acquisition in April. Kudu enjoyed a strong quarter, benefiting from the rebound in investment markets and closing the Sequoia transaction in June. MediaAlpha had another excellent quarter, driven by strong performance in its insurance verticals. At PassportCard/DavidShield, the global slowdown in travel activity has caused a significant decline in premiums and revenues; in May we invested $15 million to support operations and to continue global expansion. During the quarter, we repurchased $31 million of shares at an average price of $887. We ended the quarter with $0.8 billion of undeployed capital and ample liquidity.”

Comprehensive income (loss) attributable to common shareholders was $116 million and $(17) million in the second quarter and first six months of 2020, compared to comprehensive income attributable to common shareholders of $18 million and $302 million in the second quarter and first six months of 2019. The results in the first six months of 2019 include $182 million of realized and unrealized gains from MediaAlpha’s sale of a significant minority stake to Insignia Capital Group on February 26, 2019 (the “MediaAlpha Transaction”).

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $43 million and $63 million in the second quarter and first six months of 2020, compared to $25 million and $40 million in the second quarter and first six months of 2019. BAM insured municipal bonds with par value of $4.1 billion and $7.1 billion in the second quarter and first six months of 2020, compared to $2.9 billion and $4.8 billion in the second quarter and first six months of 2019. Total pricing was 105 and 89 basis points in the second quarter and first six months of 2020, compared to 84 and 83 basis points in the second quarter and first six months of 2019. BAM’s total claims paying resources were $957 million at June 30, 2020, compared to $938 million at December 31, 2019 and $895 million at June 30, 2019.

Seán McCarthy, CEO of BAM, said, “BAM had a strong quarter. Institutional and retail investor concerns about credit volatility drove robust demand for insurance and expanded our opportunities to insure higher-quality bonds. This was evident in both the primary market, which reopened in April and experienced increased insured penetration, and the secondary market, which was highly active. The COVID-19 pandemic is negatively impacting the finances of municipalities to varying degrees, and, over time, financial stress could emerge. We continue to monitor the finances of our member issuers and are working proactively to make sure they are prepared for any pandemic-related revenue losses. BAM’s existing credit portfolio is of high quality and structured to be resilient during economic slowdowns; all BAM-insured bond payments due through August 1 have been made by insureds. Also, in late June, S&P Global Ratings affirmed BAM’s “AA/stable” rating.”

HG Global reported pre-tax income of $20 million and $32 million in the second quarter and first six months of 2020, compared to pre-tax income of $15 million and $31 million and in the second quarter and first six months of 2019. The increases were driven primarily by higher investment returns. White Mountains reported pre-tax loss related to BAM of $9 million and $19 million in the second quarter and first six months of 2020, compared to pre-tax loss related to BAM of $7 million and $17 million in the second quarter and first six months of 2019.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported pre-tax loss of $4 million, adjusted EBITDA of $18 million, and commission and other revenues of $76 million in the second quarter of 2020, compared to pre-tax income of $1 million, adjusted EBITDA of $16 million, and commission and other revenues of $66 million in the second quarter of 2019. Results for the second quarter of 2020 include the results of Kingsbridge Group Limited, a leading provider of commercial lines insurance and consulting services to the contingent workforce in the U.K. Kingsbridge was acquired on April 7, 2020. NSM reported pre-tax loss of $5 million, adjusted EBITDA of $29 million, and commission and other revenues of $141 million in the first six months of 2020, compared to pre-tax loss of $1 million, adjusted EBITDA of $26 million, and commission and other revenues of $115 million in the first six months of 2019.

Geof McKernan, CEO of NSM, said, “NSM had a sound second quarter despite the challenging environment. Trailing 12 months pro forma controlled premiums crossed the $1.0 billion threshold for the first time ever, reflecting both the Kingsbridge acquisition and 2% organic growth in our existing verticals. Pro forma adjusted EBITDA was $57 million, reflecting both the Kingsbridge acquisition and flat results in our existing verticals, as we continue to invest for growth. We saw significant growth in certain U.S. verticals, including pet and real estate, offset by a decline in the U.K. vertical.”

Kudu

Kudu reported pre-tax income of $18 million and adjusted EBITDA of $4 million in the second quarter of 2020, compared to pre-tax income of $2 million and adjusted EBITDA of $3 million in the second quarter of 2019. Pre-tax income in the second quarter of 2020 included a $17 million unrealized gain on Kudu’s participation contracts, reflecting the impact of the market rebound on Kudu’s underlying asset management businesses. Kudu reported pre-tax loss of $4 million and adjusted EBITDA of $9 million in the first six months of 2020. Pre-tax loss in the first six months of 2020 included an $8 million unrealized loss on Kudu’s participation contracts, reflecting the impact of the market dislocation from the COVID-19 pandemic in the first quarter of 2020 on Kudu’s underlying asset management businesses.

In the second quarter of 2020, Kudu deployed $37 million in Sequoia Financial Group, LLC, a registered investment advisor with $4.7 billion in client assets. As of June 30, 2020, Kudu has deployed a total of $324 million in 11 asset management firms with combined assets under management of approximately $38 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds, private equity and alternative credit strategies.

Rob Jakacki, CEO of Kudu, said, “Kudu’s diversified portfolio has proven resilient through a period of uncertainty in global markets. We were pleased to close our investment in Sequoia, a wealth manager with an impressive platform, and we are excited to partner with the firm to support its growth. We have now deployed $324 million across 11 firms with an average cash yield to Kudu at inception of 10.2%. Our model of providing tailored permanent capital solutions to asset and wealth managers has broad appeal, and our pipeline is strong.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax income (loss) of $107 million and $(37) million in the second quarter and first six months of 2020, compared to pre-tax income of $5 million and $288 million in the second quarter first six months of 2019. Net realized and unrealized investment gains (losses) were $122 million and $(16) million in the second quarter and first six months of 2020, compared to net realized and unrealized investment gains of $23 million and $142 million in the second quarter and first six months of 2019. Pre-tax income for the first six months of 2019 also included $182 million of gains from the MediaAlpha Transaction, which consisted of $67 million of realized gains and $115 million of unrealized investment gains. General and administrative expenses were $25 million and $43 million in the second quarter and first six months of 2020, compared to $30 million and $60 million in the second quarter and first six months of 2019. The decreases were driven primarily by lower incentive compensation costs.

Share Repurchases

In the second quarter of 2020, White Mountains repurchased and retired 34,684 of its common shares for $31 million at an average share price of $886.70, or 87% of White Mountains’s June 30, 2020 adjusted book value per share. In the first six months of 2020, White Mountains repurchased and retired 99,087 of its common shares for $85 million at an average share price of $858.81, or 84% of White Mountains’s June 30, 2020 adjusted book value per share.

Investments

The total return on invested assets was 6.5% in the second quarter of 2020 compared to 2.0% in the second quarter of 2019. The total return on invested assets was 1.7% in the first six months of 2020 compared to 12.4% in the first six months of 2019, which included $115 million of unrealized investment gains from the MediaAlpha Transaction. Excluding the MediaAlpha Transaction, the total return on invested assets was 7.9% in the first six months of 2019.

Mark Plourde, Managing Director of White Mountains Advisors, said, "The total portfolio was up 6.5%; a strong result, driven by the rebound in equity markets during the quarter. Our portfolio of common stocks and ETFs returned 19.2%, just behind the S&P 500 return of 20.5%. Other long-term investments returned 4.0%, which included a $17 million increase in the fair value of Kudu’s participation contracts and a $15 million increase in the fair value of our investment in MediaAlpha. Fixed income returned 2.8%, ahead of the BBIA Index return of 2.1%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	June 30, 2020	December 31, 2019	June 30, 2019
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$821.7	$799.3	$762.9
Short-term investments	54.7	46.3	34.8
Total investments	876.4	845.6	797.7
Cash	32.0	24.2	10.3
Insurance premiums receivable	7.3	6.7	6.6
Deferred acquisition costs	25.0	22.1	20.5
Accrued investment income	5.2	5.4	5.3
Accounts receivable on unsettled investment sales	—	3.9	8.0
Other assets	14.6	16.1	16.1
Total Financial Guarantee assets	960.5	924.0	864.5
Specialty Insurance Distribution (NSM)
Short-term investments	—	—	.2
Cash (restricted $96.3, $56.3 and $88.8)	140.5	89.7	119.7
Premium and commission receivable	76.7	70.8	57.6
Goodwill and other intangible assets	728.6	623.0	636.8
Other assets	55.1	41.7	36.8
Total Specialty Insurance Distribution assets	1,000.9	825.2	851.1
Asset Management (Kudu)
Short-term investments	.1	.1	.1
Other long-term investments	315.6	266.5	142.2
Total investments	315.7	266.6	142.3
Cash	5.9	5.8	2.7
Accrued investment income	5.6	5.8	2.7
Goodwill and other intangible assets	9.4	9.6	9.8
Other assets	2.7	2.7	2.9
Total Asset Management assets	339.3	290.5	160.4
Other Operations
Fixed maturity investments	369.9	406.5	346.5
Short-term investments	62.8	154.8	152.0
Common equity securities	567.2	683.9	709.2
Other long-term investments	582.5	589.8	522.2
Total investments	1,582.4	1,835.0	1,729.9
Cash	32.9	41.3	17.6
Accrued investment income	4.0	5.7	5.4
Accounts receivable on unsettled investment sales	23.4	5.1	72.8
Goodwill and other intangible assets	21.9	22.1	21.0
Other assets	32.0	31.3	26.7
Assets held for sale	3.0	3.0	2.8
Total Other Operations assets	1,699.6	1,943.5	1,876.2
Total assets	$4,000.3	$3,983.2	$3,752.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	June 30, 2020	December 31, 2019	June 30, 2019
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$218.6	$198.4	$187.8
Accrued incentive compensation	14.1	21.7	14.5
Accounts payable on unsettled investment purchases	3.0	—	—
Other liabilities	27.3	26.7	27.4
Total Financial Guarantee liabilities	263.0	246.8	229.7
Specialty Insurance Distribution (NSM)
Debt	268.4	219.2	219.7
Premiums payable	139.7	102.3	118.7
Contingent consideration earnout liabilities	11.7	20.6	30.9
Other liabilities	81.1	59.0	56.1
Total Specialty Insurance Distribution liabilities	500.9	401.1	425.4
Asset Management (Kudu)
Debt	70.8	53.6	—
Other liabilities	6.5	3.4	3.5
Total Asset Management liabilities	77.3	57.0	3.5
Other Operations
Debt	10.6	10.7	10.8
Accrued incentive compensation	18.9	55.1	36.8
Other liabilities	66.3	67.8	38.1
Total Other Operations liabilities	95.8	133.6	85.7
Total liabilities	937.0	838.5	744.3

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	587.0	596.3	590.5
Retained earnings	2,589.3	2,672.4	2,562.8
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(10.3)	(7.2)	(9.0)
Total White Mountains’s common shareholders’ equity	3,166.0	3,261.5	3,144.3
Non-controlling interests	(102.7)	(116.8)	(136.4)
Total equity	3,063.3	3,144.7	3,007.9
Total liabilities and equity	$4,000.3	$3,983.2	$3,752.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	June 30, 2020		March 31, 2020	December 31, 2019	June 30, 2019
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,166.0		$3,076.7	$3,261.5	$3,144.3
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(146.7)		(149.2)	(151.6)	(135.7)
HG Global’s unearned premium reserve (1)	173.8		160.5	156.7	147.2
HG Global’s net deferred acquisition costs (1)	(47.0)		(42.9)	(41.5)	(37.9)
Adjusted book value per share numerator	$3,146.1		$3,045.1	$3,225.1	$3,117.9
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,101.8		3,135.0	3,185.4	3,185.4
Unearned restricted common shares	(23.1)		(26.9)	(18.5)	(24.5)
Adjusted book value per share denominator	3,078.7		3,108.1	3,166.9	3,160.9
GAAP book value per share	$1,020.71		$981.39	$1,023.91	$987.12
Adjusted book value per share	$1,021.91		$979.74	$1,018.41	$986.39
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	June 30, 2020		March 31, 2020	December 31, 2019	June 30, 2019
Quarter-to-date change in GAAP book value per share, including dividends:	4.0%		(4.1)%	2.1%	0.6%
Quarter-to-date change in adjusted book value per share, including dividends:	4.3%		(3.7)%	1.4%	0.8%
Year-to-date change in GAAP book value per share, including dividends:	(0.2)%		(4.1)%	14.4%	10.3%
Year-to-date change in adjusted book value per share, including dividends:	0.4%		(3.7)%	14.8%	11.2%
Year-to-date dividends per share	$1.00		$1.00	$1.00	$1.00
	June 30, 2020		March 31, 2020	December 31, 2019	June 30, 2019
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$504.9	(1)	$379.1	$381.6	$398.4	(2)
Kudu	7.6		7.6	7.6	9.8	(2)
Other Operations	5.7		5.7	5.5	20.4
Total goodwill	518.2		392.4	394.7	428.6
Other intangible assets:
NSM	223.7		236.1	241.4	238.4
Kudu	1.8		1.9	2.0	—
Other Operations	16.2		16.4	16.6	.6
Total other intangible assets	241.7		254.4	260.0	239.0
Total goodwill and other intangible assets	759.9		646.8	654.7	667.6
Goodwill and other intangible assets attributed to non-controlling interests	(25.9)		(23.5)	(23.4)	(25.4)
Goodwill and other intangible assets included in White Mountains’s common shareholders’ equity	$734.0		$623.3	$631.3	$642.2
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Kingsbridge had not yet been finalized at June 30, 2020.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Embrace and the Kudu transaction had not yet been finalized at June 30, 2019.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$5.6	$4.3	$11.0	$8.5
Net investment income	4.9	5.4	10.4	10.7
Net realized and unrealized investment gains	14.4	11.5	20.5	23.3
Other revenues	1.2	.4	1.7	1.0
Total Financial Guarantee revenues	26.1	21.6	43.6	43.5
Specialty Insurance Distribution (NSM)
Commission revenues	63.0	54.9	116.0	98.2
Other revenues	13.1	11.2	25.1	17.2
Total Specialty Insurance Distribution revenues	76.1	66.1	141.1	115.4
Asset Management (Kudu)
Net investment income	5.6	4.0	12.9	4.0
Net realized and unrealized investment gains (losses)	16.5	.4	(8.3)	.4
Other revenues	—	—	.1	—
Total Asset Management revenues	22.1	4.4	4.7	4.4	(1)
Marketing Technology (MediaAlpha)
Advertising and commission revenues	—	—	—	48.8
Total Marketing Technology revenues	—	—	—	48.8	(2)
Other Operations
Net investment income	9.1	11.6	19.2	22.3
Net realized and unrealized investment gains (losses)	122.0	23.3	(16.0)	142.4
Realized gain and unrealized investment gain from the MediaAlpha Transaction	—	—	—	182.2
Advertising and commission revenues	1.9	1.3	4.0	2.6
Other revenues	2.3	.7	3.8	1.0
Total Other Operations revenues	135.3	36.9	11.0	350.5
Total revenues	$259.6	$129.0	$200.4	$562.6

(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to June 30, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$2.1	$1.4	$3.8	$2.7
Other underwriting expenses	.2	.1	.2	.2
General and administrative expenses	12.5	12.3	27.2	26.6
Total Financial Guarantee expenses	14.8	13.8	31.2	29.5
Specialty Insurance Distribution (NSM)
General and administrative expenses	48.5	32.8	88.1	58.1
Broker commission expenses	21.0	18.1	39.3	33.6
Change in fair value of contingent consideration earnout liabilities	(1.7)	6.3	(2.3)	7.6
Amortization of other intangible assets	6.3	4.1	11.1	9.1
Interest expense	5.7	4.1	10.0	7.8
Total Specialty Insurance Distribution expenses	79.8	65.4	146.2	116.2
Asset Management (Kudu)
General and administrative expenses	2.8	2.2	5.3	2.2
Amortization of other intangible assets	.1	—	.2	—
Interest expense	1.5	—	2.9	—
Total Asset Management expenses	4.4	2.2	8.4	2.2	(1)
Marketing Technology (MediaAlpha)
Cost of sales	—	—	—	40.6
General and administrative expenses	—	—	—	12.5
Amortization of other intangible assets	—	—	—	1.6
Interest expense	—	—	—	.2
Total Marketing Technology expenses	—	—	—	54.9	(2)
Other Operations
Cost of sales	2.2	1.6	4.2	2.7
General and administrative expenses	25.3	30.1	42.8	59.5
Amortization of other intangible assets	.2	.1	.4	.1
Interest expense	.2	—	.5	—
Total Other Operations expenses	27.9	31.8	47.9	62.3
Total expenses	126.9	113.2	233.7	265.1
Pre-tax income (loss) from continuing operations	132.7	15.8	(33.3)	297.5
Income tax (expense) benefit	(24.1)	.1	1.4	(10.1)
Net income (loss) from continuing operations	108.6	15.9	(31.9)	287.4
Net (loss) income from sale of discontinued operations, net of tax	(1.0)	—	(.1)	.7
Net income (loss)	107.6	15.9	(32.0)	288.1
Net loss attributable to non-controlling interests	7.8	4.6	18.6	16.8
Net income (loss) attributable to White Mountains’s common shareholders	$115.4	$20.5	$(13.4)	$304.9
(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to June 30, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to White Mountains’s common shareholders	$115.4	$20.5	$(13.4)	$304.9
Other comprehensive income (loss), net of tax	.5	(3.1)	(2.9)	(3.4)
Comprehensive income (loss)	115.9	17.4	(16.3)	301.5
Other comprehensive (income) loss attributable to non-controlling interests	(.2)	.2	(.2)	.2
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$115.7	$17.6	$(16.5)	$301.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic earnings (loss) per share
Continuing operations	$37.46	$6.44	$(4.25)	$95.71
Discontinued operations	(.32)	—	(.03)	.22
Total consolidated operations	$37.14	$6.44	$(4.28)	$95.93

Diluted earnings (loss) per share
Continuing operations	$37.46	$6.44	$(4.25)	$95.71
Discontinued operations	(.32)	—	(.03)	.22
Total consolidated operations	$37.14	$6.44	$(4.28)	$95.93
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$4.6	$1.0	$—	$—	$—	$5.6
Net investment income	2.0	2.9	—	5.6	9.1	19.6
Net investment income (expense) - BAM surplus note interest	4.7	(4.7)	—	—	—	—
Net realized and unrealized investment gains	10.7	3.7	—	16.5	122.0	152.9
Advertising and commission revenues	—	—	63.0	—	1.9	64.9
Other revenues	.1	1.1	13.1	—	2.3	16.6
Total revenues	22.1	4.0	76.1	22.1	135.3	259.6
Expenses:
Insurance acquisition expenses	1.2	.9	—	—	—	2.1
Other underwriting expenses	—	.2	—	—	—	.2
Cost of sales	—	—	—	—	2.2	2.2
General and administrative expenses	.5	12.0	48.5	2.8	25.3	89.1
Broker commission expenses	—	—	21.0	—	—	21.0
Change in fair value of contingent consideration earnout liabilities	—	—	(1.7)	—	—	(1.7)
Amortization of other intangible assets	—	—	6.3	.1	.2	6.6
Interest expense	—	—	5.7	1.5	.2	7.4
Total expenses	1.7	13.1	79.8	4.4	27.9	126.9
Pre-tax income (loss)	$20.4	$(9.1)	$(3.7)	$17.7	$107.4	$132.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended June 30, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$3.4	$.9	$—	$—	$—	$4.3
Net investment income	1.9	3.5	—	4.0	11.6	21.0
Net investment income (expense) - BAM surplus note interest	6.8	(6.8)	—	—	—	—
Net realized and unrealized investment gains	4.0	7.5	—	.4	23.3	35.2
Advertising and commission revenues	—	—	54.9	—	1.3	56.2
Other revenues	—	.4	11.2	—	.7	12.3

Total revenues	16.1	5.5	66.1	4.4	36.9	129.0
Expenses:
Insurance acquisition expenses	.9	.5	—	—	—	1.4
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	1.6	1.6
General and administrative expenses	.4	11.9	32.8	2.2	30.1	77.4
Broker commission expenses	—	—	18.1	—	—	18.1
Change in fair value of contingent consideration earnout liabilities	—	—	6.3	—	—	6.3
Amortization of other intangible assets	—	—	4.1	—	.1	4.2
Interest expense	—	—	4.1	—	—	4.1

Total expenses	1.3	12.5	65.4	2.2	31.8	113.2

Pre-tax income (loss)	$14.8	$(7.0)	$.7	$2.2	$5.1	$15.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2020	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$9.0	$2.0	$—	$—	$—	$11.0
Net investment income	4.3	6.1	—	12.9	19.2	42.5
Net investment income (expense) - BAM surplus note interest	9.5	(9.5)	—	—	—	—
Net realized and unrealized investment gains (loss)	12.1	8.4	—	(8.3)	(16.0)	(3.8)
Advertising and commission revenues	—	—	116.0	—	4.0	120.0
Other revenue	.1	1.6	25.1	.1	3.8	30.7

Total revenues	35.0	8.6	141.1	4.7	11.0	200.4
Expenses:
Insurance acquisition expenses	2.2	1.6	—	—	—	3.8
Other underwriting expenses	—	.2	—	—	—	.2
Cost of sales	—	—	—	—	4.2	4.2
General and administrative expenses	1.0	26.2	88.1	5.3	42.8	163.4
Broker commission expenses	—	—	39.3	—	—	39.3
Change in fair value of contingent consideration earnout liabilities	—	—	(2.3)	—	—	(2.3)
Amortization of other intangible assets	—	—	11.1	.2	.4	11.7
Interest expense	—	—	10.0	2.9	.5	13.4

Total expenses	3.2	28.0	146.2	8.4	47.9	233.7

Pre-tax income (loss)	$31.8	$(19.4)	$(5.1)	$(3.7)	$(36.9)	$(33.3)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Six Months Ended June 30, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu (1)	MediaAlpha (2)	Other Operations	Total
Revenues:
Earned insurance premiums	$6.8	$1.7	$—	$—	$—	$—	$8.5
Net investment income	3.8	6.9	—	4.0	—	22.3	37.0
Net investment income (expense) - BAM surplus note interest	13.7	(13.7)	—	—	—	—	—
Net realized and unrealized investment gains	9.1	14.2	—	.4	—	142.4	166.1
Realized gain and unrealized investment gain from the MediaAlpha Transaction	—	—	—	—	—	182.2	182.2
Advertising and commission revenues	—	—	98.2	—	48.8	2.6	149.6
Other revenue	—	1.0	17.2	—	—	1.0	19.2

Total revenues	33.4	10.1	115.4	4.4	48.8	350.5	562.6
Expenses:
Insurance acquisition expenses	1.7	1.0	—	—	—	—	2.7
Other underwriting expenses	—	.2	—	—	—	—	.2
Cost of sales	—	—	—	—	40.6	2.7	43.3
General and administrative expenses	.9	25.7	58.1	2.2	5.7	59.5	152.1
General and administrative expenses - MediaAlpha transaction related costs	—	—	—	—	6.8	—	6.8
Broker commission expense	—	—	33.6	—	—	—	33.6
Change in fair value of contingent consideration earnout liabilities	—	—	7.6	—	—	—	7.6
Amortization of other intangible assets	—	—	9.1	—	1.6	.1	10.8
Interest expense	—	—	7.8	—	.2	—	8.0

Total expenses	2.6	26.9	116.2	2.2	54.9	62.3	265.1

Pre-tax income (loss)	$30.8	$(16.8)	$(.8)	$2.2	$(6.1)	$288.2	$297.5

(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to June 30, 2019.
(2) MediaAlpha’s results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
BAM	2020	2019	2020	2019
Gross par value of primary market policies issued	$3,196.1	$2,624.2	$5,704.2	$4,010.0
Gross par value of secondary market policies issued	878.5	293.2	1,347.0	832.4
Gross par value of assumed reinsurance	36.9	—	36.9	—
Total gross par value of market policies issued	$4,111.5	$2,917.4	$7,088.1	$4,842.4

Gross written premiums	$21.5	$12.5	$31.2	$20.4
MSC collected	21.5	12.0	31.5	19.9
Total gross written premiums and MSC collected	$43.0	$24.5	$62.7	$40.3
Present value of future installment MSC collections	.3	—	.3	.2
Gross written premium adjustments on existing installment policies	—	—	—	(.1)
Gross written premiums and MSC from new business	$43.3	$24.5	$63.0	$40.4
Total pricing	105 bps	84 bps	89 bps	83 bps

	As of June 30, 2020	As of December 31, 2019
Policyholders’ surplus	$345.1	$402.4
Contingency reserve	76.9	68.2
Qualified statutory capital	422.0	470.6
Statutory net unearned premiums	42.4	39.3
Present value of future installment premiums and MSC	14.6	13.7
HG Re, Ltd collateral trusts at statutory value	378.1	314.0
Fidus Re, Ltd collateral trust at statutory value	100.0	100.0
Claims paying resources	$957.1	$937.6

	Three Months Ended June 30,		Six Months Ended June 30,
HG Global	2020	2019	2020	2019
Net written premiums	$18.3	$10.7	$26.6	$17.4
Earned premiums	$4.6	$3.4	$9.0	$6.8

	As of June 30, 2020	As of December 31, 2019
Unearned premiums	$179.4	$161.7
Deferred acquisition costs	$48.5	$42.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended June 30, 2019	Three Months Ended June 30, 2020	Six Months Ended June 30, 2019	Six Months Ended June 30, 2020	Twelve Months Ended July 1, 2019 to June 30, 2020
Commission revenues	$54.9	$63.0	$98.2	$116.0	$211.2
Broker commission expenses	18.1	21.0	33.6	39.3	70.5
Gross profit	36.8	42.0	64.6	76.7	140.7
Other revenues	11.2	13.1	17.2	25.1	47.6
General and administrative expenses	32.8	48.5	58.1	88.1	162.2
Change in fair value of contingent consideration earnout liabilities	6.3	(1.7)	7.6	(2.3)	(7.8)
Amortization of other intangible assets	4.1	6.3	9.1	11.1	21.4
Interest expense	4.1	5.7	7.8	10.0	18.9
GAAP pre-tax income (loss)	.7	(3.7)	(.8)	(5.1)	(6.4)
Income tax expense (benefit)	.3	(2.2)	—	(2.9)	(3.5)
GAAP net income (loss)	.4	(1.5)	(.8)	(2.2)	(2.9)

Add back:
Interest expense	4.1	5.7	7.8	10.0	18.9
Income tax expense (benefit)	.3	(2.2)	—	(2.9)	(3.5)
General and administrative expenses – depreciation	.7	.8	1.2	1.7	3.3
Amortization of other intangible assets	4.1	6.3	9.1	11.1	21.4
EBITDA	9.6	9.1	17.3	17.7	37.2

Add back:
Change in fair value of contingent consideration earnout liabilities	6.3	(1.7)	7.6	(2.3)	(7.8)
Impairments of intangible assets	—	6.2	—	6.2	8.6
Acquisition-related transaction expenses	.6	3.3	1.1	5.0	7.1
Fair value purchase accounting adjustment for deferred revenue	—	—	—	—	.9
Investments made in the development of new business lines	(.1)	.4	.1	.4	.5
Restructuring expenses	—	.7	.1	1.5	3.7
Adjusted EBITDA	$16.4	$18.0	$26.2	$28.5	50.2
Add:
Kingsbridge’s Adjusted EBITDA from July 1, 2019 to April 7, 2020					6.6
Pro forma adjusted EBITDA					$56.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended June 30, 2019 (1)	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020	Twelve Months Ended July 1, 2019 to June 30, 2020
GAAP pre-tax income (loss)	$2.2	$17.7	$(3.7)	$4.9
Income tax expense (benefit)	.6	4.8	(.6)	1.9
GAAP net income (loss)	1.6	12.9	(3.1)	3.0

Add back:
Interest expense	—	1.5	2.9	3.0
Income tax expense (benefit)	.6	4.8	(.6)	1.9
Amortization of other intangible assets	—	.1	.2	.4
EBITDA	2.2	19.3	(.6)	8.3

Add back:
Net unrealized investment (gains) losses	(.4)	(16.5)	8.3	2.4
Non-cash equity-based compensation expense	.4	—	—	.9
Acquisition-related transaction expenses	.3	.9	1.5	4.1
Adjusted EBITDA	$2.5	$3.7	$9.2	15.7
Adjust to annualize partial year revenues				3.1
Annualized Adjusted EBITDA				$18.8

(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to June 30, 2019.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $151 million, $154 million, $157 million and $140 million less than the nominal GAAP carrying values as of June 30, 2020, March 31, 2020, December 31, 2019 and June 30, 2019, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $131 million, $121 million, $119 million and $113 million as of June 30, 2020, March 31, 2020, December 31, 2019 and June 30, 2019 respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 14.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) impairments of intangible assets, (iii) acquisition-related transaction expenses, (iv) fair value purchase accounting adjustment for deferred revenue, (v) investments made in the development of new business lines and (vi) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are initially recorded at fair value as part of purchase accounting, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Impairments of intangible assets - Represents expense related to NSM’s write-off of intangible assets. For the periods presented, the impairments related primarily to NSM’s write-off of intangible assets in its U.K. vertical. The impairments related to lower premium volumes, including due to the impact of the COVID-19 pandemic, and certain reorganization initiatives in the U.K. vertical.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Fair value purchase accounting adjustment for deferred revenue - Represents the amount of deferred revenue that had already been collected but subsequently written down in connection with establishing the fair value of deferred revenue as part of NSM’s purchase accounting for Embrace Pet Insurance.
•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. In 2019, NSM decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of NSM’s business as of the end of the period for a full 12 month period. See page 15 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Kudu’s EBITDA, adjusted EBITDA and annualized adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax expense (benefit), depreciation and amortization of other intangible assets from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net unrealized investment (gains) losses on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) acquisition-related transaction expenses. A description of each adjustment follows:
•Net unrealized investment (gains) losses - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Acquisition-related transaction expenses - Represents costs directly related to Kudu’s transactions to acquire revenue and earnings participation contracts, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that annualizes revenues related to Kudu’s earnings and revenue participation contracts that were in place as of the end of the 12 month period but were not in effect for the full 12 month period. The amount added was calculated on a contract-by-contract basis by annualizing the revenues received for the partial 12 month period. For example, if a participation contract was in effect for four months, the amount added equals twice that amount.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors to demonstrate the earnings profile of Kudu’s business as of the end of the period for a full 12 month period. See page 16 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA.

•Total consolidated portfolio return excluding the MediaAlpha Transaction is a non-GAAP financial measure that removes the $115 million pre-tax unrealized investment gain resulting from the MediaAlpha Transaction recognized in the first six months of 2019. White Mountains believes this measure to be useful to management and investors by making the return in the prior period comparable to the current period. A reconciliation from GAAP to the reported percentage is as follows:

	For the Six Months Ended June 30, 2019
	GAAP Return	Remove MediaAlpha Transaction	Return - Excluding MediaAlpha Transaction

Total consolidated portfolio returns	12.4%	(4.5)%	7.9%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
•the trends and uncertainties from COVID-19;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including COVID-19) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;
•an economic downturn or other economic conditions adversely affecting its financial position; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.